CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 15, 1997, relating to the financial statements and financial highlights of the Heritage Capital Appreciation Trust, our report dated November 12, 1997, relating to the financial statements and financial highlights of the Heritage Income-Growth Trust, and our report dated December 17, 1997, relating to the financial statements and financial highlights of the Heritage Series Trust - Eagle International Equity Portfolio, Growth Equity Fund, Small Cap Stock Fund and Value Equity Fund, which appear in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Price Waterhouse LLP
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Price Waterhouse LLP
400 North Ashley Street, Suite 2800
Tampa, Florida   33602
December 22, 1997